PART II - PRELIMINARY OFFERING CIRCULAR

As submitted to the Securities and Exchange Commission on May 13, 2021

Registration No. 024-11489

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment No. 2

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

SINO AMERICAN OIL COMPANY

(Exact name of issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

2123 PIONEER AVE

CHEYENNE, WY 82001

(360) 631-6022

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

SIGNATURE STOCK TRANSFER

14673 MIDWAY ROAD ~ SUITE 220

ADDISON, TEXAS 75001

TELEPHONE ~ 972 612-4120

www.signaturestocktransfer.com

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

7331	023717729
(SIC CODE )	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

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An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR MAY 13, 2021, SUBJECT TO COMPLETION

SINO AMERICAN OIL COMPANY

MAXIMUM OFFERING AMOUNT: $50,000,000 by the Company

This is our public offering (the “Offering”) of securities of Sino American Oil Company, a Wyoming corporation (the “Company”). We are offering a maximum of 20,000,000 Million (20,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of Two dollars fifty Cents ($2.50) per share (the “Shares”) on a “best efforts” basis. This Offering will terminate on the earlier of (i) March 1, 2022, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company*
Per Share	$2.50	$0.00	$2.50
Maximum Offering(1)	$50,000,000	$0.00	$50,000,000

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO

REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

* Does not include expenses of the Offering, including but not limited to, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $50,000.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is March 17, 2021.

This Company:

☐  Has never conducted operations.

☒  Is in the development stage.

☒  Is currently conducting operations.

☐  Has shown a profit in the last fiscal year.

☐  Other (Specify): (Check at least one, as appropriate)

This offering has been registered for offer and sale in the following states: None

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively execute our business plan, including without limitation our ability to fully develop our marketing, tenders and requests for proposals, property due diligence, business model, products and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

•Our ability to manage our research, development, expansion, growth and operating expenses;

•Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

•Our ability to respond and adapt to changes in commodity supply and demand fluctuations, regulations changing in the municipal jurisdictions that affect our core property development, and technology, transactions that have secondary and tertiary mandates; and

•Our ability to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Offering

Securities offered by us:	Up to 20,000,000 shares of Common Stock.

Common Stock outstanding before the Offering:	193,534,500 shares (based on number of shares outstanding as of March 15, 2021).

Common Stock outstanding after the Offering:	213,534,500 shares (based on number of shares outstanding as of March 1, 2021).

Market for Common Stock:	Our common stock is quoted on the OTC Pink Markets under the symbol “OILY.”

Minimum Investment:	$10,000

THE COMPANY

Our Business History

Sino American Oil Company (the “Company”) is a development stage enterprise that was originally incorporated, on 04/02/2010, under the laws of the State of Nevada. The Company is in the Oil and Gas Exploration, Development and Production Business and has been since inception. The Company had appointed Ronald Hughes as CEO from the company formation to December 16th, 2016 and then appointed Richard Tang to be the CEO and sole director on December 16, 2016. On November 11, 2018, the Company filed a re-domestication to have its domestic corporation be administered under the laws of the State of Wyoming. On January 31, 2021, The Company appointed Jeffrey Standen, as CEO and Director to negotiate and oversee the exploration, development, acquisition and development of new oil and natural gas reserves as well as explore new sources of revenue opportunities.

Sino American Oil Company plans to grow shareholder value through securing oil and natural gas reserves and negotiating oil and natural gas exploration, development and production deals within the United States of America and Canada. The focused industries are oil & gas exploration, oil & gas development, and oil & gas production sales. We anticipate being able to generate revenue on the sale of oil and gas.

Sino American Oil Company is currently negotiating deals within a very large exploration area oil field owners located in the Western Canadian sedimentary basin. The deals involve oil and gas production acquisitions, mineral land acquisitions and further production increases through production optimization and drilling activities as well as production infrastructure installations.

On January 16, 2020, the Company received a Cease Trade Order from the British Columbia Securities Commission for failure to file records required as an OTC reporting issuer. We are working to remedy this Order.

Our Office

Our principal executive office is located at 2123 Pioneer Ave, Cheyenne WY, 82001, USA.

Our Website

www.sinoamericanoil.com

Our Business Objectives

Our principal business objective is to maximize shareholders returns through a combination of (1) sustainable long-term growth in cash flows from distribution of the products described herein, (2) potential long-term appreciation in the value of our properties from capital gains upon potential future sales, (3) other sustainable oil and gas business opportunities which the Board of Directors determines to be beneficial to Company.

Business Overview

Sino American Oil Company believes that Oil and Gas industry is a well understood and vital industry that all Americans agree is vital to the national and world economy. Exploring for inexpensive, economical, and now highlighting, environmentally responsible extraction with limited damage to the land, are actions that the company is committed to perform.

Oil exploration, oil production, oil drilling, oil extraction, and oil Refining operations exist throughout the United States of America and the world. The terms “Hydrocarbon Industry” and the “Oil and Gas industry” are often used interchangeably with “Energy Commodities”.

The Oil and Gas Industry

The oil and gas industry are two of the largest sectors in the world economy in terms of dollar value, generating an estimated trillions of dollars of revenue annually.1 Oil is crucial to the global economic framework, especially for its largest producers: The United States of America, Saudi Arabia, Russia, Canada, and China.

About Hydrocarbons

Crude oil, natural gas and natural gas liquids are made up of “Hydrocarbons” which are naturally occurring substances found in rock in the earth’s crust. These organic raw materials are created by the compression of the remains of plants and animals in sedimentary rocks such as sandstone, limestone and shale.

The sedimentary rock itself is a product of deposits in ancient oceans and other bodies of water. As layers of sediment were deposited on the ocean floor, the decaying remains of plants and animals were integrated into the forming rock. The organic material eventually transforms into Hydrocarbons after being exposed to specific temperatures and pressure ranges deep within the earth’s crust.

Oil and gas are less dense than water, therefore they migrate through porous sedimentary rock toward the earth’s surface. When the Hydrocarbons are trapped beneath less-porous cap rock, an oil and gas reservoir is formed. These reservoirs of oil and gas represent our sources of crude oil and gas.

Hydrocarbons are brought to the surface by drilling through the cap rock and into the reservoir.5 Once the drill bit reaches the reservoir, a productive oil or gas well can be completed and the Hydrocarbons can be produced at the surface.6 When the drilling activity does not find commercially economic quantities of Hydrocarbons, the well is classified as a dry hole, which dry hole is typically plugged and abandoned.

Upstream, Midstream, Downstream

The oil and gas industry are broken down into three main segments: upstream, midstream and downstream.

Upstream

Upstream businesses consist of companies involved in the exploration, development and production of oil and gas. These Upstream companies are often referred to as “E&P Companies” for “exploration and production.”

The upstream segment is characterized by higher risks, high investment capital, extended duration as it takes time to locate and drill, as well as being technologically intensive. Virtually all cash flow and income statement line items of E&P companies are directly related to oil and gas production.

Midstream

Midstream businesses are those that are focused on transportation. They are the ones responsible for moving the extracted raw materials to refineries to process the oil and gas. Midstream companies are characterized by shipping, trucking, pipelines, and storing of the raw materials. The midstream segment is also marked by high regulation, particularly on pipeline transmission, and low capital risk. The segment is also naturally dependent on the success of upstream firms.

Downstream

Downstream businesses are the refineries. These are the companies responsible for removing impurities and converting the oil and gas to products for the general public, such as gasoline, jet fuel, heating oil, and asphalt etc.

1.Cited from https://www.investopedia.com/investing/oil-gas-industry-overview/ IBISWorld. “Global Biggest Industries by Revenue in 2020.” Accessed April 19, 2020. https://www.ibisworld.com/global/industry-trends/biggest-industries-by-revenue/

2.U.S. Energy Information Administration. “What countries are the top producers and consumers of oil?” Accessed April 19, 2020. https://www.eia.gov/tools/faqs/faq.php?id=709&t=6

3.North Dakota Mineral Resources, North Dakota Geological Survey Newsletter. “The Origin of Oil,” Pages 1-3. Accessed April 19, 2020. https://www.dmr.nd.gov/ndgs/documents/newsletter/NL04S/PDF/origin.pdf

4.ScienceDirect. “Porous Rock.” Accessed April 19, 2020. https://www.sciencedirect.com/topics/engineering/porous-rock

5.Energy Education. “Cap rock.” Accessed April 19, 2020. https://energyeducation.ca/encyclopedia/Cap_rock

Market Competition and Partnership Opportunities

Sino American Oil Company is an American company and seeks acquisition of oil and/or natural gas properties to develop and produce. Develop and Produce means to explore, discover areas for extraction, and the logistics that involve taking the oil and/or gas from under the ground to the proper refineries. It may also involve seeking partnership opportunities because oil projects can come in small, medium, large, and international sizes and multi-corporation efforts may be required for expensive and complex drilling activities.

The Company’s /Operator Liability

Liability is a significant concern for oil and gas exploration and development companies. Increased regulations are in place to ensure that the Operators are environmentally responsible and financially sound to handle their obligations to population. Sino American Oil Company will have in place the maximum amount of Operator liability, environmental, surface and underground blow out insurance. Operator Liability involves municipal Occupational Safety and Hazard regulations (OSHA), and using safety equipment and a plan for safety for all workers. The Company has consultants that have Confined Space and Advanced Rescue, oxygen monitoring experts, and power (electricity) designers that can aid in the configuration of egress and ingress safety of mines, wells, and craters and seams.

The Life Cycle of a Well:

Every company that explores for and develops oil and natural gas resources is financially responsible for safely managing each well it drills, as well as any associated facilities. This is law in all of Canada and United States.

This includes all stages of a well’s life cycle: exploration, development, and operation, as well as end-of-life activities including abandonment and reclamation. When an oil or natural gas well is no longer productive, the operating company is required by regulations to remove equipment and reclaim the site. Regulatory requirements are documented under various government acts.

Definitions and well Classifications:

•Active - a well that is currently producing oil or natural gas.

•Inactive - a well or associated facility where activities have stopped due to technical or economic reasons. Not all sites in this category are orphaned. Many may be brought into production again at a later date.

•Suspended - a well that is not currently producing, has been safely secured, but may produce in the future.

•Abandoned - a site that is permanently dismantled (plugged, cut and capped) and left in a safe and secure condition, in accordance with all applicable governing regulations.

•Remediation - the process of cleaning up a contaminated well site to meet specific soil and groundwater standards.

•Reclamation Certified (Rec Cert) - well sites that are remediated and reclaimed to the regulatory standard of the day.

•Orphan - a well or facility confirmed not to have anyone responsible or able to deal with its abandonment and reclamation.

Covering the Costs of Orphan Wells:

Abandoned, inactive and suspended wells have an identifiable owner, the licensee, and are financially managed by the licensee through to end-of-life activities. To protect against licensees whose businesses failed and are unable to cover the costs for abandonment and reclamation every industry Operator pays into the “Orphan Well Fund” so that there will be funds available for the applicable governmental authority to properly abandon and reclaim an orphan well.

Other Considerations

Oil and Gas enterprises may involve a variety of other legal issues, depending largely on the activities involved and the laws of the state/province of where the exploration, development and production occurs. This Company plans to obtain abide by all appropriate applicable public health and safety laws of the said state/province.

Other Considerations

Oil and Gas enterprises (meaning conglomerates and companies that do a specific type of oil production and/or refinement) may involve a variety of other legal issues, depending largely on the activities involved and the laws of the state of where the extraction occurs. This Company plans to obtain all appropriate public health and safety laws of the said state.

How to Obtain our SEC Filings

We will file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC) or available on the OTC Markets, and as well as our website www.sinoamericanoil.com. The contact information for our corporate department can be found on the profile page of our ticker symbol OILY on www.otcmarkets.com where you can find our email and phone number to request an email link of our reports. Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this private placement memorandum before deciding whether to invest in shares of Company’s Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment of Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. You should consider all the risks before buying Company’s Common Stock, which may include:

General Risks

The Company is a Smaller Reporting Company

OILY (as this is the name of the ticker symbol) is a “smaller reporting company.” Investing in our Common Stock involves a high degree of risk.

•We may be unable to invest the proceeds of this offering on acceptable terms, or at all.

•We are dependent on our key personnel for our success. The departure of any of our executive officers or key personnel could have a material adverse effect on our business.

•Our growth depends on external sources of capital, which may not be available on favorable terms or at all.

•Investors participating in this offering will incur immediate dilution.

Contingent or unknown liabilities could materially and adversely affect our business, financial condition, liquidity and results of operations.

We may in the future acquire properties, subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a claim were asserted against us based on ownership of any of these properties, we may have to pay substantial amounts to defend or settle the claim. If the magnitude of such unknown liabilities is high, individually or in the aggregate, our business, financial condition, liquidity and results of operations would be materially and adversely affected.

It is possible that investors may lose their entire investment.

We will be reliant on the proceeds of this offering to expand our operations. We may not be successful in implementing our business strategy or that we will be successful in achieving our objectives. Our prospects for success must be considered in the context of a thinly capitalized company in a highly competitive market. As a result, investors may lose their entire investment.

Risks Related to Financing Our Business

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC and OTC Markets reporting requirements. We anticipate that these costs will be approximately $100,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks, and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into the cultivation and production of sustainable agriculture. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the sustainable agriculture industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks, and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to acquire properties for the use in the cultivation and production of sustainable agriculture. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•our cash flow may be insufficient to meet our required principal and interest payments;

•we may be unable to borrow additional funds as needed or on favorable terms, or at all;

•we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations.

•our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Risks Related to Our Organization, Structure and Business

We are dependent on our key personnel for our success.

We will depend upon the efforts, experience, diligence, skill, and network of business contacts of our senior management team; therefore, our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our senior management team’s ability to hire and retain highly skilled managerial, operational, and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

We currently have a Cease Trade Order from the British Columbia Securities Commission.

While we are actively working to cure a Cease Trade Order under Section 164 of the Securities Act, R.S.B.C. 1996, c. 418 by filing the records required thereunder, there can be no assurance that we will be able to complete these filings. Furthermore, even if we do complete such filings, there is no guarantee that the British Columbia Securities Commission will lift the Cease Trade Order. This order will prohibit the trading of our stock in Canada and limit the opportunities of our shareholders to trade their securities in the Company.

Our senior management team will manage our business portfolio subject to very broad investment or management guidelines and generally will not seek board approval for each investment or management decision.

Our senior management team has broad discretion over the use of proceeds from this offering, and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this private placement memorandum or other periodic filings with the SEC. Furthermore, currently a substantial portion of the net proceeds of this offering is not specifically committed to any specific projects or business. We will rely on the senior management team’s ability to execute the business plan, subject to the oversight and approval of our board of directors. Our senior management team has limited experience in managing agricultural facilities. Accordingly, you should not purchase Common Stock of the Company unless you are willing to entrust all aspects of our day-to-day management to our senior management team.

Our board of directors may change our investment or operation objectives and strategies without shareholders’ consent.

Our board of directors determines our major policies, including regarding financing, growth, debt capitalization, distributions, and other material events. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under our Articles of Incorporation and Bylaws, our directors generally have a right to vote only on the following matters:

•change the name or other designation or the par value of the Common Stock;

•increase or decrease the aggregate number of Common Stock that we have the authority to issue;

•increase or decrease the aggregate number of Common Stock that we have the authority to issue; our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory merger or acquisition.

•All other matters are subject to the discretion of our board of directors.

The fact that we have generated operating losses in the past raises doubt about our ability to continue as a going concern.

The Company may generate operating losses before the manufacturing and sale of the Products. We may have to cover any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the volatile public or private equity markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity. If we cannot raise the funds that we require to continue our business operations, there is a substantial risk that our business will fail.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including shareholders of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our Company will rely predominantly on oil reserves of the land that we are exploring and also on the price of crude oil based on the commodity price per barrel on the commodity exchanges.

Our ability to grow and monetize our oil and / or gas operation depends on the world / macro-economic price of oil and will be a key factor in our cash flow requirements to maintain the business and expand our services to all members.

Obtaining and maintaining required permits from the State and Local Governments.

The Company will be compliant will all required permitting. The Company may not be able to comply in the future with new unforeseen zoning and permitting restrictions on the federal, state and local levels.

Maintaining adequate liability insurance.

The Company will maintain adequate liability insurance in the case of an unforeseen accident or tragedy. Should a claim be greater than the coverage of the Company’s policy the company may be liable for additional damages.

Expanding our distribution, containing oil, and shipping the oil and/or gas to refineries will be a significant element of our growth strategy.

We rely on the refineries and timeliness of the shippers of oil to distribute a significant portion of our products. We may not be able to develop, maintain, motivate, retain or sustain our network. If our program is not successful, our operations will be adversely affected.

Our success will depend on external factors in the oil and/or gas industries.

The success of our current and planned products is highly unpredictable, and success depends on identifying the oil reserves and the feasibility of extracting it from the site and ultimately contain it in barrels to be shipped to the refinery. The commercial success depends upon:

•the quality and acceptance of our oil and gas discovery, proven, and probable findings of reserves;

•creating effective distribution;

•general economic conditions; and

•other tangible and intangible factors.

If our products do not achieve the expected results, we may face litigation from customers and government regulators.

We cannot guarantee that all customers will benefit from the use of our products. Our product may be rejected because of poor quality of the oil or gas, high sediment, and artifact levels, gradings of the oils are not acceptable for refining, and purity. However, if a large number of clients do not achieve quantifiable results from the use of our products, we may be subject to lawsuits or regulatory sanctions regarding the benefits of our products.

There is no third-party oversight over the exploration and extraction of our oil/gas products.

If the exploration was done improperly, then there is a possibility that there is no oil in that zone. And therefore, there will result in poor extraction or no ability to extract oil. However, there is Canadian Provincial and American State level oversight if there are lands which grant the province/state royalties from our extraction and selling, which effectively encourages the province/state to aid in proper oversight of oil and gas extraction.

We may be exposed to environmental claims, which could increase our costs and adversely affect our reputation and business.

As an extraction service for oil and a seller of oil and gas intended for refining, it is required to dig, drill, and make large changes to the land that is being worked on. And the result of the land may cause environmental harm. Additionally, from the point of it leaving the premise to the refinery is a shared responsibility between the Company and the shipper with regards to the environmental implications of potential spills, fires, human skin and lung exposure, animal exposure to oil and gas vapors, and highway hazards, delays in traffic resulting from the transport of it, or injury incurred by work crews relating to the transport of the oil and gas.

Our insurance coverage may not be enough to cover our legal claims or other losses that we may incur in the future.

We will obtain insurance when working with our refineries, work crew, property owners, and drilling team, testing crew and any direct and indirect employed persons. The insurance proposed will be for liability, fire, theft, damages, life, disability, and dismemberment. There is no assurance that our insurance will be enough to cover any claims that are asserted against us. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

The failure to make required royalty payments may result in a loss of our license.

We may require paying for licenses and leases for the land that we develop (by develop, we mean explore, survey, dig, extract hydrocarbons from, augment its landscape, and any alteration on and below the earth). The most likely licensor (grantor of license) is the landowner and any state where the easements and below (sub-terra) lands are not owned by the landowner. If we fail to make payment of the license, we may lose our claim to perform the needed work to generate revenue.

Some licensing propositions are pro-rata depending on the deal structure, whereby there is consistent and gradual payment of royalties.

We are in competition with companies that are larger, more established, and better capitalized than we are.

The oil, gas, natural gas industries are highly competitive. These industries are rapidly evolving and subject to constant change. The number of competitors in both industries is virtually endless. We expect that if our products establish a clean and clear shipping logistics, and a full three shift (24x7) crew to develop the land and extract its oil, we will be profitable.

Many of our potential competitors have:

•greater financial, technical, personnel, promotional and marketing resources;

•longer operating histories;

•greater ability to hire talented crew and experts in the oil and gas fields; and

•larger buyers than us.

We face competition in the oil and gas sector from large nationally known companies, private label brands and many smaller oil extractors. As such, the growth of our brand and its association to our quality is highly competitive and uncertain. If we cannot compete effectively, we may not be profitable.

We believe that existing industry competitors are likely to continue to expand their product offerings. Moreover, because there are few, if any, substantial barriers to entry, we expect that new competitors are likely to enter both markets. We cannot be certain that we will be able to compete successfully in this extremely competitive market.

If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete.

Our products will operate in competitive markets, where competitors may already be well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, obtaining regulatory approvals and clearances for such products before our products are approved and cleared, or developing more effective products. In addition, competitors may have products, which may achieve commercialization before our products enter the market.

The purchase of our products is discretionary and may be negatively impacted by adverse trends in the general economy which would make it more difficult for us to sell our products.

Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary corporate and commodity buying of petroleum products. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, level of consumers’ disposable income, business conditions, interest rates, consumer debt levels and availability of credit. Consumer spending on our products may be adversely affected by changes in general economic conditions.

The success of our business depends on our ability to market and advertise our products effectively.

Our ability to establish effective marketing and advertising campaigns is the key to our success. Our advertisements may be in the form of being added to a directory or reputable list of vendors for unrefined crude and gas. We must promote our corporate image in a positive manner. If we are unable to increase awareness of our brand and our products, we may not be able to attract new distributors for our products. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our distributor base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

The oil and gas industry may take longer to recover from the COVID-19 pandemic.

Fear of travel impacts the global demand for hydrocarbon fuels, and an uptick in new infections would materially harm our business prospects. We already anticipate that the commuting to and from work and for leisure, the shipping industry, travel, and tourism industries (land, sea, air) may be the last to recover from the current pandemic. Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow.

Risks Related to Our Stockholders and Purchasing Shares of Common Stock

Your percentage of ownership may become diluted if we issue new Common Stock or other securities.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have many authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares will only be eligible for quotation on the OTC Markets, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive, publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The price of shares of our common stock may fluctuate wildly because of the limited liquidity and the effects of small trades.

Prior to February 2021, the market price of our common stock was approximately $2.00. Thereafter, small trades increased the market price dramatically. The market value of our common stock cannot be expected to remain at such prices. The price may be further increased or decreased greatly through the open market trade of only 1,000 to 2,000 shares. The market price of our common stock has historically been unstable. Throughout 2020, specifically the second quarter of 2020, the spread in our stock price was from $20.00 to $0.99. We cannot guarantee that such large fluctuations will not occur in the future. Investors may lose all or some of their investment if the share price falls or if the limited liquidity ceases.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

ii.fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

iii.changes in market valuations of similar companies;

iv.announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures, or capital commitments;

v.variations in our quarterly operating results;

vi.fluctuations in related commodities prices; and

vii.additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

THE OFFERING

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	Sino American Oil Company

Shares Offered:

A maximum of Twenty (20,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Two Dollars ($2.50) per share (the “Shares”) 20,000,000 of the Shares are being offered by the Company.

Number of shares of Common Stock Outstanding before the Offering:	193,534,500

Number of shares of Common Stock to be Outstanding after the Offering:	213,534,500 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Two Dollars and fifty cents ($2.50).

Maximum Offering:

Twenty Million (20,000,000) shares of our Common Stock (the “Maximum Offering”) by the Company, at an offering price of Two Dollars Fifty Cents ($2.50) per share (the “Shares”), for total gross proceeds to the Company of Fifty Million Dollars ($50,000,000).

Use of Proceeds:

If we sell all the Shares being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately $49,969,500. We will use these net proceeds for our operations, expenses associated with the marketing and advertising of the Offering, working capital, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

As of December 31, 2020, (193,534,500) one hundred ninety-three million, five hundred thirty-four thousand, five hundred shares of common stock, $0.0001 par value per share, were issued and outstanding out of the (350,000,000) three hundred fifty million shares of common stock authorized.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $50,000,000 for the Company in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($50,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). To successfully carry out our stated goals, OILY would need $45,000,000 including capital raised in this offering. We anticipate incurring up to $100,000 in offering expenses, $100,000 in SEC reporting and compliance, and $1,500,000 to maintain our general and administrative functions over the next twelve months. If we don’t raise enough proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken. While we anticipate incurring $100,000 total in offering expenses it was and will be paid from an investment by our President. While OILY hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease our activities altogether.

The following table sets forth the use of the proceeds from this offering:

If Maximum Amount Raised from the Offering

Total Proceeds (less $30,500 of auditor and attorney fees)	$49,969,500
Offering Expenses	$50,000
Legal Expenses - Public Company	$100,000
Directors and Officers Liability Insurance	$100,000
Corporate and Operator Insurance (Liability, Blow out Environmental)	$150,000
Audit Expenses	$30,000
Consulting and Bookkeeping	$50,000
Administrative G&A, Salaries Overhead	$1,500,000
Hourly Wage Employees	$400,000
Consulting Operating Team	$740,000
Marketing and Website Build	$50,000
Production Acquisitions	$13,372,500
Development Drilling	$15,872,500
Production Infrastructure	$800,000
Mineral Land Acquisitions	$9,480,000
*Contingency	$2,500,000
Working Capital	$4,774,500
TOTAL	$50,000,000

If 75% the Amount Raised from the Offering

Total Proceeds (less $30,500 of auditor and attorney fees)	$37,469,500
Offering Expenses	$50,000
Legal Expenses - Public Company	$100,000
Directors and Officers Liability Insurance	$100,000
Corporate and Operator Insurance (Liability, Blow out Environmental)	$150,000
Audit Expenses	$30,000
Consulting and Bookkeeping	$37,500
Administrative G&A, Salaries Overhead	$1,125,000
Hourly Wage Employees	$300,000
Consulting Operating Team	$555,000
Marketing and Website Build	$50,000
Production Acquisitions	$10,029,375
Development Drilling	$11,904,375
Production Infrastructure	$600,000
Mineral Land Acquisitions	$7,110,000
*Contingency	$1,747,375
Working Capital	$3,580,875
TOTAL	$37,469,500

If 50% of the Amount Raised from the Offering

Total Proceeds (less $30,500 of auditor and attorney fees)	$24,969,500
Offering Expenses	$50,000
Legal Expenses - Public Company	$100,000
Directors and Officers Liability Insurance	$100,000
Corporate and Operator Insurance (Liability, Blow out Environmental)	$150,000
Audit Expenses	$30,000
Consulting and Bookkeeping	$25,000
Administrative G&A, Salaries Overhead	$750,000
Hourly Wage Employees	$200,000
Consulting Operating Team	$370,000
Marketing and Website Build	$50,000
Production Acquisitions	$6,686,250
Development Drilling	$7,936,250
Production Infrastructure	$400,000
Mineral Land Acquisitions	$4,740,000
*Contingency	$994,750
Working Capital	$2,387,250
TOTAL	$24,969,500

If 25 % of the Amount Raised from the Offering

Total Proceeds (less $30,500 of auditor and attorney fees)	$12,469,500
Offering Expenses	$50,000
Legal Expenses - Public Company	$100,000
Directors and Officers Liability Insurance	$100,000
Corporate and Operator Insurance (Liability, Blow out Environmental)	$150,000
Audit Expenses	$30,000
Consulting and Bookkeeping	$12,500
Administrative G&A, Salaries Overhead	$375,000
Hourly Wage Employees	$100,000
Consulting Operating Team	$185,000
Marketing and Website Build	$50,000
Production Acquisitions	$3,343,125
Development Drilling	$3,968,125
Production Infrastructure	$200,000
Mineral Land Acquisitions	$2,370,000
*Contingency	$242,125
Working Capital	$1,193,625
TOTAL	$12,469,500

*Note to Use of Proceeds; Contingency listed in the table above are allocated for unforeseen expenses relating to the proposed business and operations and of the Company. Any proceeds listed in the Contingency not required for use in unforeseen expenses will be moved to working capital for the company’s sole use in future operations.

The order of priority of the use of proceeds is as follows: Legal & Accounting, Leasing Fees, Marketing & Branding, Land and agricultural use and permitted Development, Salaries & Operating Costs, Buildings & Equipment, Safety Equipment and Controls, Electricity and generators, Technology & Software, Technology that pertains to surveying and doing detailed analysis of the land and sub-terra formations for discovering oil and gas. We do not intend to use funds from the Offering to be accrued and unpaid wages.

Note: After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company’s business and operations, would be adequate.

No assets are planned to be acquired from officers, directors, employees or principal stockholders of the Company or their associates.

Legal & Accounting fees will also be used to continue auditing our financials and keep in compliance with FINRA and the SEC and OTC Markets (if needed).

The Company plans to build up its executive team, support staff and skilled labor with its Salaries & Operating budget.

As of December 31, 2020, the Company owed its officers $384,000 in unpaid wages.

The Company has sustained operating losses since inception, and it has been dependent upon limited private lending to provide enough working capital in order to finance its operations. Management believes that it can continue to raise debt and equity financing to support its operations. The Company’s ability to continue in existence is dependent upon developing additional sources of capital and/or achieving profitable operations.

The proceeds from this offering would satisfy the Company’s cash requirements for the next 12 months, if realized in full. There is no assurance that we will sell any of the Commitment Shares, if at all.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds received from the exercise of the Warrants, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter.

DETERMINATION OF OFFERING PRICE

While there has recently been price volatility in the Company’s market price, historically, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company, and not impacted by the recent price volatility. The principal factors we considered in determining such price include:

•the information set forth in this Offering Circular and otherwise available;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance;

•our prospects for future earnings and the present state of our development;

•the general condition of the securities markets at the time of this Offering;

•the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•other factors deemed relevant by us.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On December 31, 2020 there were an aggregate of 193,534,500 shares of Company Common Stock issued and outstanding. Our net tangible book value as of December 31, 2020 was ($432,268).

If the maximum 20,000,000 new shares of Common Stock in this Offering at the public offering price of $2.50 per share, after deducting approximately $50,000 in offering expenses payable by us, our pro forma as adjusted net tangible book value would have been $49,517,723 or $0.23 per share as at December 31, 2020 This amount represents an immediate increase in pro forma net tangible book value of $0.23 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $2.27 per share to new investors purchasing shares of Common Stock in this Offering at a price of $2.50 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $50,000:

Existing shareholders based upon percentage of shares being offered	100%	75%	50%	25%
Shares issued in the offering	20,000,000	15,000,000	10,000,000	5,000,000
Public offering price per share	$2.50	$2.50	$2.50	$2.50
Net tangible book value per share before the offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net tangible book value per share after the offering	$0.23	$0.18	$0.12	$0.06
Increase to present shareholders in net tangible book value per share after offering	$0.23	$0.18	$0.12	$0.06
Dilution to new investors per share	$2.27	$2.32	$2.38	$2.44
Percentage of ownership after offering	90.60%	92.80%	95.10%	97.50%
Total shares issued and outstanding after the offering	213,534,500	208,534,500	203,534,500	198,534,500

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of Sino American Oil Company (ticker symbol: OILY) for the years ended September 30, 2020 and 2019, and the notes thereto, as well as the quarter (Q1) ended December 31, 2020.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to Sino American Oil Company (ticker symbol: OILY) or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in OILY’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. OILY disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Summary of Results

The following table summarizes the results of our operations for the year ended September 30, 2020.

Statement of Operations

SINO AMERICAN OIL COMPANY

Statements of Operations

	For the Years Ended September 30,
	2020	2019
Operating Expenses:
Officer compensation	$96,000	$96,000
General and administrative	897	5,383
Total operating expenses	96,897	101,383

Loss from operations	(96,897)	(101,383)

Other expense:
Interest expense	(897)	(9,566)
Total other expense	(897)	(9,566)

Net Loss	$(97,794)	$(110,949)

Net loss per shares	$(0.00)	$(0.00)
Weighted average shares outstanding, basic and diluted	193,534,500	193,534,500

SINO AMERICAN OIL COMPANY

Statements of Operations

Quarter Ended, December 31,
2020
Operating Expenses:
Officer compensation	$24,000
General and administrative	30,854
Total operating expenses	54,854

Loss from operations	(54,854)

Net Loss	$(54,854)

Net loss per shares	$(0.00)
Weighted average shares outstanding, basic and diluted	195,438,380

Liquidity, Capital Resources and Plan of Operations

Going Concern

Our financial statements appearing elsewhere in this offering circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. For the fiscal first quarter ended December 31, 2020, the Company incurred net losses of $(54,854). Initially, we intend to finance our operations through equity financings.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

There are no external sources of liquidity.

Financings and Securities Offerings

Investing Activities.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Company Background and History:

Sino American Oil Company is a Wyoming corporation, incorporated in Nevada on October 31, 2005, and redomiciled to Wyoming on October 12, 2018; it is a publicly listed on otcmarkets.com identified by the ticker symbol OILY. The company is an oil and gas exploration stage company.

Sino American Oil Company has been a publicly traded security for more than 10 years. It has been in good standing and still is in good standing with the state authorities and conducts itself with good promise for future business growth and expansion.

Previously, Sino American Oil has been in the oil and gas exploration industry for the since 2008. As of 2018 it has emancipated itself to add a new business plan on the land aspects of oil claims and has chosen a strategy to work on low cost and low-value lands and waste lands of oil and gas places, that are suitable for reclamation. By reclamation we mean the revitalization and recycling of the lands to be useful and less harmful to the environment. It has an ethical and ecological impact, and that is not incorporated in the new mission statements of the company.

The shares of OILY’s common stock are “penny stock exempt” security; specifically, according to OTC Markets, Penny Stock Exempt status means that OILY stock is now exempt from the limitations that accompany any security defined as a “Penny Stock” according to the SEC under Rule 240.3a51-1 because it meets one of the following tests: 1) A price of over $5 per share, 2) the issuer has Average Revenue of at least $6 million for the last 3 years, or 3) the issuer has Net Tangible Assets in excess of $2 million if the issuer has been in continuous operations for at least 3 years or $5 million if less than 3 years

Our Business Beyond Hydrocarbons

As of Summer, 2018, the Company has been focused on oil extraction, selling of oil and gas. We are also focused on capped wells and possibly tanker storage systems. The Company is still a company of acquisition and in research and development. In turn, reclamation of oil fields to farming, will to be investigated to find the healthy efficient cleanup of capped wells, for better environmentally friendly uses and plant yields.

History of the Company

Sino American Oil Company (“the Company”) was incorporated as Raphael Industries Ltd. on October 31, 2005 under the laws of the State of Nevada. On November 11, 2010, the Company changed its name to Sino American Oil Company in anticipation of the Company’s new business direction, the exploration for oil and gas.

The company has re-domiciled its corporate status from Nevada to Wyoming on October 12, 2018.

On January 16, 2020, the Company received a Cease Trade Order from the British Columbia Securities Commission for failure to file records required as an OTC reporting issuer. We are working to remedy this Order.

The Company assesses the potential of properties in their respective regions to evaluate exploration interests. The assessments include geochemical and petrological review(s) to determine petroleum source potential and reservoir quality, interpretation, and reinterpretation of existing seismic data, as well as consideration of discoveries made by third parties on properties adjacent to, or, depending on circumstances, around the properties it was assessing.

Business Strategy

Sino American Oil has had a business strategy shaped and evolved many times over since 2008. It was once strictly an oil and gas exploration company, where it would find land and fund a resource appraisal, and the operation of implementing exploratory drill sites and then logging holes to analyze oil pressures downhole. It would then potentially discover the reserve, and provide logistics to further develop the hydrocarbons, and or look to a landman, in getting a stipend royalty from the discovery.

Sino American Oil Company intends on becoming an integrated junior oil and gas exploration, development, and production company. Sino American Oil Company will initiate its own projects and will operate all phases of acquisition, exploration, development, and production. Sino American Oil Company has identified a core area in the Western Canadian Sedimentary basin in which to operate. The Company officers and directors has extensive experience in this area.

Company’s Plan of Operation.

The Company is rigorously exploring and researching Oil and Gas Reserves and resources in the Kaybob South Grand Prairie areas both within the larger core, Alberta Canada. The purpose of this offering is to provide funding for the acquisition, exploration and development and transportation of the light sweet crude oil to a major pipeline and or refineries.

Sino American Oil Company and its management are targeting Kaybob South Field and Grand Prairie properties. Jeffrey L. Standen has identified numerous other similar type properties available for acquisition in the holt exploration area.

Sino American Oil Company is confident that any acquisitions will have properties that are similar as to the criteria to identify Kaybob and Grand Prairie. The Company will use geology, petrophysics, engineering, production, and other technical data. The operating costs, royalties paid, capital costs, etc. will have similar parameters for all properties evaluated by the Company.

Summary of Key Milestones and Timelines to achieve estimated production and deliverables.

Model Timeline - Key Dates and Figures:

1.Raise $50 million by June 30, 2021

The company has filed this Form 1A registration statement and is actively seeking investment capital.

2.Close $10 million of acquisitions by July 31, 2021

The company has identified various acquisition targets that management feels would have significant upside potential. The goal is to close on these acquisition targets.

3.Begin optimization workovers in September 2021.

The acquisition targets that have been identified have the potential to workover existing wells to bring oil production back online. These are lower cost workover as opposed to new drill prospects which can bring the company into positive cashflow.

4.Q4 2021 begin SINO vertical (VT) recompletions & $5 million in land acquisitions.

These are higher cost recompletions which still more budget friendly than new drilling prospects which would bring addition revenue to the company. These are predicted by management as well.

5.Q1 2022 continue SINO(VT) recompletions

There are further VT recompletions identified which will continue into Q2 2022.

6.Q2 2022 continue SINO(VT) recompletions & additional $5 million land acquisitions.

The company will look to add further land acquisition in the nearby surrounding area as well as continue to add revenue with expansion of operations.

7.Q3 2022 to Through Q1 2023 begin infill VT non-SINO new drills.

Expand new wells to our inventory of total producing wells which could significantly increase our oil output and therefore our revenues. After establishing significant output in our vertical wells, we will drill horizontally to maximize oil output in our producing oil field.

Contractual Obligations, Commitments and Contingencies

As of the date of this date there are none.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

OUR BUSINESS

Sino American Oil Company is an exploration and development stage oil and gas company. Is sole purpose being to operate, explore and develop oil and gas properties.

Sino American Oil Company looks to acquire oil and gas, land, leases and production, and begin development of a plan for further optimization and exploration and producing operations. The Company intends to be actively engaged in leasing properties focused Alberta Canada and pursuing crude oil and natural gas opportunities, with existing foundation assets targeting exploration and exploitation of oil and gas projects located near infrastructure and existing discoveries.

Our Business Objectives:

To raise the capital needed to build out our production model and reach our projected revenue goals. Upon a success raise of capital, secure valuable leases or full rights to properties that have proven and highly probable oil and gas reserves. Then perform extraction activities and sell the products to the refineries for gross profit.

Related Party Transaction

Approval of Related Party Transactions

Related party transactions are reviewed and approved or denied by the Board of Directors of the Company. If the related party to a transaction is a member of the board, the transaction must be approved by a majority of the board that does not include the related party.

Employees

We currently employ a Chief Executive Officer, Chief Financial Officer and Consultants to support the company’s operations.

Properties:

The company maintains a physical address at 2123 Pioneer Avenue, Cheyenne, WY 82001.  The company also uses a virtual office for team coordination via remote offices, internet access and cell phones. Additionally our secondary office is located at: Calgary office, suite 610, 1414 - 8th St, SW, Calgary, AB T2R 1J6

Legal Proceedings

There are no known legal proceedings against any of our directors, officers, or Company.

Intellectual Property

We own no intellectual property.

Corporate Information

Our investor relations department can be contacted at our principal executive office and by phone 360-631-6022.

Transfer Agent

The transfer agent for our Common Stock is Signature Stock Transfer, LLC at 14673 Midway Park Road, Suite 220, Addison, TX 75001. The transfer agent’s telephone number is (972) 612-4120.

DESCRIPTION OF PROPERTY

Sino American Oil Company has offices leased at:

610, 1414 - 8th Street SW, Calgary, Alberta, T2R 1J6

Lease amount is $1,000.00 per month.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Executive Officers and Directors

The names of our executive officers and directors, as of March 15, 2021, and the positions currently held by each are as follows:

Name	Position	Term of Office
Jeffrey Standen(1) age 68	Current Chief Executive Officer and Chairman of the Board	One (1) year

Richard Tang(2) age 44	Former Chief Executive Officer and Chairman of the Board (Current Board Member)	2016- January 31, 2021 2016 to Present (Board member)

(1)On January 31, 2021 Jeffrey Standen was appointed to the Board of Director, and as President and Chief Executive Officer, and Chairman of the Board of the Company.

(2)On January 31, 2021, Richard Tang stepped down as Chief Executive Officer and remains on the Board of Directors as of the date of this filing.

Director Independence

We do not have any independent directors serving on our Board of Director.

Executive Officers and Directors

Jeffrey L. Standen, B.A.

Graduated from the University of Alberta in 1976 with a B.A. degree (Economics).

A Petroleum Landman with over 40 years of domestic and international industry experience.

Mr. Standen began his career as a Petroleum Landman with Pan Canadian Petroleum Limited in 1977 and then as Area Landman with Canada-Cities Service, Ltd. in 1978.

In 1979 Mr. Standen was recruited to be Land Manager and one of the first employees at start up Renaissance Resources Ltd. (later Renaissance Energy Ltd. - TSE listed).  While at Renaissance Mr. Standen’s responsibilities increased from being in charge of all land deals and negotiations for the company in Canada and the United States to setting up and staffing several offices in the U.S. Mr. Standen was also involved in setting up four ASE listed public “Sidecar” exploration companies with Renaissance. Renaissance was eventually amalgamated with Husky Energy Ltd. with Renaissance assets valued in the billions of dollars.

Mr. Standen left Renaissance in 1981 and co-founded Spirit Energy Corporation where he was Vice president and Director until 1984 when Spirit. Spirit was listed on the Alberta Stock Exchange (“ASE”).

From 1984 to 1993 was involved in and held various senior executive positions with several ASE listed public junior energy companies including Camrex Resources Ltd., Targa Resource Corp., and Triple “8” Energy Ltd.

In 1993 Mr. Standen, as Founder established the ASE listed public junior energy company Canadian Leader Energy Ltd. Canadian Leader saw its production increase to almost 2,000 BOE’s day in 1995 and was listed on the Toronto Stock Exchange (“TSE”). In the process Canadian Leader amalgamated with an ASE listed public company (Boss Energy Ltd.) and a Montreal Stock Exchange listed company. The Company sold all of its Canadian production and purchased 50% of all of Marathon Oil Corporation’s producing, non-producing, land and infrastructure in Tunisia and Egypt, North Africa. Canadian Leader merged with the other 50% interest owner, Eagle Energy Ltd., also an ASE listed public company and became Centurion Energy International. Mr. Standen remained with Centurion as a Director until November 1998.  The Company was subsequently bought out by Dana Gas for over $1BBN.

In 1998, Mr. Standen founded two ASE listed public companies, Extreme Energy Corporation and Charger Energy Corporation. The shareholders of Extreme saw the company quickly taken over by C1 Energy Ltd. C1 was eventually purchased by Penn West Trust, primarily for the Peace River area assets owned by Extreme.

Charger’s assets were located in Texas and were sold, and operations taken over by two private Texas companies.

In November 2004 Charger was restructured and became Arapahoe Energy Corporation. Arapahoe traded publicly on the ASE. Arapahoe was a First Nation explorer with operations on the Tsuu T’ina First Nation immediately west of Calgary, Alberta. Arapahoe amalgamated with Banks Energy Ltd., another junior, ASE listed public First Nation exploration company. The combined entity was reorganized changing its name to Canadian Phoenix Energy Ltd., a TSX-V listed company.

In 2008 Mr. Standen utilized his First Nations experience and founded Encanto Potash Corp. (TSX-V). Encanto is a First Nations Potash explorer with key potash rights in the heart of the Saskatchewan potash belt. When Encanto was incorporated there were no mining regulations for First Nations in Canada. Mr. Standen and legal counsel retained by Mr. Standen and in collaboration with Indian and Northern Affairs (“INAC”) assisted in creating and establishing the regulations that now govern mining operations on Canada’s First Nations.  Encanto recently announced a potash off-take agreement with India.

In 2010 Mr. Standen founded Sundance Energy Corporation (TSX-V). Sundance is a First Nation Explorer in western Canada and raised initial funding of $13MM from both private and institutional sources.

In 2014 Mr. Standen raised an additional $10MM of private equity funding from China and amalgamated Sundance with a private oil and gas production company. The resultant company is Vital Energy Inc. Vital’s shares are traded publicly on the TSX-V stock exchange (“VUX”). Mr. Standen remains a large shareholder and was as an officer and director of Vital until 2019.

2019 to January 2021. Mr. Standen has been providing consulting services to industry through Kinghorn Resources Ltd.  He also has held Corporate Governance and Director roles at numerous public companies and as a member of numerous audits, compensation and reserves committees.

Mr. Standen is currently the President of Kinghorn Resources Ltd., which is a consulting company that provides financial, management and operating expertise and services to the oil and gas industry. It owns no working interests and/or royalty interests in any oil and gas properties. It is not a designated/recognized Operator and therefore has no liabilities as an Operator. Kinghorn Resources Ltd. has no conflict of interests in its relationship with the Company.

Richard Tang, B. Sc CPSC, CISSP

Former Chief Executive Officer, Current Director:

Richard Tang, 44 years of age, and is a Canadian-born citizen. He holds accolades, and has a Bachelor of Science degree in the field of Computer Science. He has studied and has majors and minors in in-organic chemistry, and statistics.  With 23 of academic education in Canada, he is fluent in English and Cantonese, and can write in English and traditional Chinese as well.

Mr. Tang has certifications relevant to the Occupational Safety and Hazard aspect of Oil and Gas, as well as relevant expert knowledge of Advanced Rescue and Confined Space, Draeggar Calibrator (for oxygen, and organic hazardous gas detection), fitment tester, for Workers Compensation and Work Safe BC. This is applicable for physical on-premises work on the fields, whether it be in ocean, sub-terrain, on land, or at shore, or on-barge.

Mr. Tang also has mechanical experience in Hydraulics and fluid dynamics and studied Electrical fields level 1, some working knowledge of industrial refrigeration, HVAC. His working experience in those sectors are for marine (ferries, ships, tugs), large scale food processing (air handling units, ammonia refrigeration, and damper controls, actuators, and liquid solenoid valve calibration programming for freezing, flash freeze, and defrost and de-icing).

He also has software and hardware expertise, and has a good reputation in the software fields: PKI (Private Key Interface/ SSL / encryption), banking and fraud detection of credit card processing, and programming PLC (programmable logic controllers). The theme of his computer expertise is redundancy, safety, and detection and prevention of attacks and harm and preventing malicious intrusion into networks.

He has started his computer career as a quality assurance tester and later promoted to QA Lead at Blast Radius, and then moved to Paradata / Paypros where he did very critical testing and designing ISO 83895, X25 packet tracing methods for CCC and velocity fraud on credit card processing, and set up Batch settlement fraud heuristics and created repeatable systems to reliably alert for hacking and infiltration of networks.  He has working knowledge on a expert level in IBM Payment Manager / Websphere payments and banking payment gateways: Vital (VisaNet), BCE AssurePay, Nova, FDMS Nashville, Moneris. And he is a verifier of SWIFT network fraud (analyst) for the following Money transmission segment, MT103/202, MT760, MT799, MT199, Pre-advice, and verify with follow-up calls to the Bank relationship managers.

Part of his Computer experience is listed in point form and is at least medium to expert level:

1)PHP, C++, Delphi, JavaScript

2)Amazon AWS: EC2, Elastic Beanstalk, S3, and replication, DNS route53

3)VMWare Sphere multi-master Virtual Machine management up to 300 simultaneous VMs

4)Hardware: Cisco, Palo Alto PANOS Firewalls, HP iLo, Dell DRAC set up specialist

5)Wire LAN networking, blow-in fibre connections, site 2 site installations, for network connectivity

6)Puppet/Chef Script, VBScript, Bash and Shell script

7)Network Redundancy for interface disaster recovery for uptime (eth0/eth1)

8)Linux: Ubuntu/ Centos / RedHat / Debian all the same

9)Memory management trouble-shooter

10)SAN/NAS disk replication, RAID 0, 7, 3 1+0

11)PostgreSQL, MariahDB/MySQL, MS SQL Server multi-master replication

12)Microsoft Active Directory, MS Powershell, and AD rules

13)Interface Route table editor, UFW/Iptables rules creator

14)Server farm and pulling power to create server farms. Up to 20 full racks and 1.5Megawatts (100 U size total)

15)Heating and Cooling ventilation designer for any high intensity server farms.

Secondary and Tertiary to the software and hardware experience, Mr. Tang has working knowledge of ICPO Canadian Hardware patent paperwork, abstract creations, and hardware description for filing provision and full patents. Deep level understanding and great reverence to uphold the compliance of SEC /OTC Markets rules of 15C211, CUSIP propagation, FINRA corporate actions creation, S1 registration statements, legal opinions required with correct legal statements, affidavits and attestation requirements, disclosure statement correctness, CIK registration, Form8A-12G securities registration, Nevada/Wyoming/Delaware/Minnesota/South Dakota/Florida corporate For-profit Entity creation and administration, Registered Agency requirements. He was formerly a XBRL taxonomy editor for 10K/10Q and was a software tester for Microsoft’s XBRL FRLive for the XBRL committee.

Today, Mr. Tang is very involved in compliance, and consults for companies so that they stay compliant, and have autonomy through software automation and creates foundations so that the companies can be as highly automated and has the least amount of software and corporate risk as possible.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•the director is, or at any time during the past three (3) years was, an employee of the company;

•the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

•the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

There are no additional family members serving as Officers and Directors of the Company.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this offering circular have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of December 31, 2019 due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, such as a Chief Financial Officer, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.As of December 31, 2020, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.As of December 31, 2019, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2019, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO.

Change in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This offering circular does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during 2018, 2019, and 2020.

Summary Compensation Table

Name and Position	Year	Salary ($)	All Other Compensation	Total ($)
Richard Tang, President, CEO, Treasurer, Secretary, Director	2018	$96,000	$0	$96,000
	2019	$96,000	$0	$96,000
	2020	$96,000	$0	$96,000

•January 23, 2017 - 150,000,000 shares to Richard Tang, President, CEO, Treasurer, Secretary, Director, for consideration of consultant agreement with Sino American Oil from 2011 - Dec 15, 2016

•On January 31, 2021 Jeffrey Standen was appointed to the Board of Director, and as President and Chief Executive Officer, and sole director of the Company.

Employment Agreements

Company has employment agreements for:

Richard Tang - $96,000 USD per year from January 2017 to 2022, cash or cash equivalents, loans payable, or promissory note.

Richard Tang - consultant - 2011 - December 15, 2016, $50,000 USD cash or cash equivalents (see stock compensation above for 150,000,000 shares)

Company has no employment agreements with its current officers and its Board Members.

Director Compensation

The following table sets forth director compensation as of December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Standen*	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Richard Tang**	-0-	-0-	-0-	-0-	-0-	-0-	$96,000

The following table sets forth director compensation as of December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Standen*	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Richard Tang**	$96,000	-0-	-0-	-0-	-0-	-0-	$96,000

*Appointed January 31, 2021.

**Appointed as of December 15, 2016 and resigned January 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There are no Related Parties.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of December 31, 2019, there were 193,534,500 shares of our Common Stock issued and outstanding. As of December 31, 2020, there were 193,534,500 shares of our Common Stock issued and outstanding, and as at the date of this Offering Circular a total of 193,534,500 Common Stock will be outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 193,534,500 shares of Common Stock outstanding as of December 31, 2020. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owner	Number of Shares	Percentage
Jeffrey Standen	0	0
Richard Tang(1)	150,000,000	77.5%
All Directors and Executives (1 person)	150,000,000	77.5%

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue multiple classes of stock. The total number of shares of stock which the Company is authorized to issue is five hundred seventy million (570,000,000) shares of capital stock, consisting of  three hundred fifty million (350,000,000) shares of Common A (publicly traded) Stock, $0.0001 par value, Two Hundred Million (200,000,000) shares of Common B stock for the purposes of non-traded stock $0.0001 par value, and Ten Million (10,000,000) shares of preferred A stock, $0.001 par value (the “Preferred A Stock”), and Ten Million  (10,000,000) shares of preferred B stock, $0.001 par value.

Indebtedness.

As of the date of this Offering Circular, except for approximately $47,774 in payables and debt obligations owed by the Company, we have no indebtedness or liabilities believed to be material to our business.

Common Stock

As of the date of this Offering Circular, the Company had 193,534,500 shares of Common A (publicly traded) Stock issued and outstanding.

Voting

The holders of the Common A Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common A Stock are not entitled to dividends. Preferred A stockholders and Preferred B stockholders have rights to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Preferred A or B Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock. There are conversion and redemption privileges, for Preferred A and B stock, and may convert each 1 preferred A share to 1,000 Common shares, and for 1 preferred B share to 100 common shares.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred A or B series Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, no preferred shares have been designated.

Dividend Policy

We will not distribute cash to our Common Stock shareholders. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

Company may establish a Common Stock Option Plan for the benefit of its employees in the near future. The vesting and terms of all of the options are determined by the Board of Directors and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink Markets under the symbol “OILY.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2020 Price Range
	High	Low
First Quarter	$3.83	$2.90
Second Quarter	20.00	0.99
Third Quarter	14.40	8.80
Fourth Quarter	$8.95	$4.01

	2019 Price Range
	High	Low
First Quarter	$1.00	$0.31
Second Quarter	0.97	0.29
Third Quarter	0.95	0.385
Fourth Quarter	$6.25	$0.80

The closing sales price of the Company’s common stock as reported on December 31, 2020, was $4.01 per share.

Holders

As of March 16, 2021, the Company had approximately 79 shareholders of record.

PLAN OF DISTRIBUTION

The Shares in this offering circular are being offered by us on a “best-efforts” basis by our sole officer and director and advisers. Our sole officer and director shall personally market the shares to the contacts he has made throughout his years working in the industry. He intends to reach out to his contacts in the United States and Canada. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

We reserve the right to offer the Common Stock through broker-dealers who are registered with FINRA.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

Our Offering will expire on the first to occur of (a) the sale of all 20,000,000 shares of Common Stock offered hereby, (b) March 1, 2022 subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors’ elects to terminate the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Wyoming or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by McMurdo Law Group, LLC, New York, NY.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of MICHAEL GILLESPIE & ASSOCIATES, PLLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in the Province of Alberta, Canada on May 13, 2021.

Sino American Oil Company, Inc.

By:	/s/ Jeffrey Standen
Name: Jeffrey Standen
Title: Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jeffrey Standen
Name:	Jeffrey Standen
Title:	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer Director

Dated: May 13, 2021

PART III - EXHIBITS

Exhibit No.	Description

EX1A-2A	Certificate of Incorporation of Sino American Oil Company Inc. (filed as an Exhibit to the Form 1-A, filed on March 22, 2021, and incorporated herein by reference)

EX1A-2B	Amended and Restated Certificate of Incorporation of Sino American Oil Company (filed as an Exhibit to the Form 1-A, filed on March 22, 2021, and incorporated herein by reference)

EX1A-2C	Amended and Restated Bylaws of Sino American Oil Company (filed as an Exhibit to the Form 1-A, filed on March 22, 2021, and incorporated herein by reference)

EX1A-2D	Certificate of Reinstatement (filed as an Exhibit to the Form 1-A, filed on March 22, 2021, and incorporated herein by reference)

EX1A-4A	Form of Subscription Agreement (filed as an Exhibit to the Form 1-A, filed on March 22, 2021, and incorporated herein by reference)

EX1A-11A	Consent of Michael Gillespie & Associates, PLLC

EX1A-12A	Opinion of McMurdo Law Group, LLC and Consent of McMurdo Law Group, LLC (filed as an Exhibit to the Form 1-A/A, filed on April 29, 2021, and incorporated herein by reference)

Sino American Oil Company Financials

Table of Contents

Audited Financial Statements as of September 30, 2020 and 2019

Unaudited Financial Statement as of December 31, 2020

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Sino American Oil Company

Opinion on the Financial Statements

We have audited the accompanying restated balance sheets of Sino American Oil Company as of September 30, 2020 and 2019 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the periods then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2020.

Seattle, Washington

January 19, 2021

SINO AMERICAN OIL COMPANY

Balance Sheets

	September 30, 2020	September 30, 2019
ASSETS

Current Assets:
Cash	$-	$-
Total Assets	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued officer compensation	$360,000	$264,000
Loan payable	17,414	16,517
Total Current Liabilities	377,414	280,517

Total Liabilities	377,414	280,517

Shareholders’ Deficit:
Series A preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Series B preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 550,000,000 shares authorized; 196,001,500 and 193,534,500 shares issued and outstanding; respectively	19,600	19,353
Stock subscription receivable	(370,050)	-
Additional paid-in capital	2,012,295	1,641,595
Accumulated deficit	(2,039,259)	(1,941,465)
Total Stockholders’ Deficit	(377,414)	(280,517)
Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

SINO AMERICAN OIL COMPANY

Statements of Operations

	For the Years Ended September 30,
	2020	2019

Operating Expenses:
Officer compensation	$96,000	$96,000
General and administrative	897	5,383
Total operating expenses	96,897	101,383

Loss from operations	(96,897)	(101,383)

Other expense:
Interest expense	(897)	(9,566)
Total other expense	(897)	(9,566)

Net Loss	$(97,794)	$(110,949)

Net loss per shares	$(0.00)	$(0.00)
Weighted average shares outstanding, basic and diluted	193,534,500	193,534,500

The accompanying notes are an integral part of these financial statements.

SINO AMERICAN OIL COMPANY

Statement of Changes in Shareholders’ Deficit

For the Years Ended September 30, 2019 and 2020

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total
Balance, September 30, 2018	193,534,500	$19,353	$1,632,029	$-	$(1,830,516)	$(179,134)
Beneficial conversion feature for convertible debt	-	-	9,566	-	-	9,566
Net loss	-	-	-	-	(110,949)	(110,949)
Balance, September 30, 2019	193,534,500	19,353	1,641,595	-	(1,941,465)	(280,517)

Beneficial conversion feature for convertible debt	-	-	897	-	-	897
Common stock sold for cash	2,467,000	247	369,803	(370,050)	-	-
Net loss	-	-	-	-	(97,794)	(97,794)
Balance, September 30, 2020	196,001,500	$19,600	$2,012,295	$(370,050)	$(2,039,259)	$(377,414)

The accompanying notes are an integral part of these financial statements.

SINO AMERICAN OIL COMPANY

Statement of Cash Flows

	For the Years Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(97,794)	$(110,949)
Adjustments to reconcile net loss to net cash used by operating activities:
Beneficial conversion feature expense	897	9,566
Changes in operating assets and liabilities:
Accounts payable	-	(4,183)
Accrued officer compensation	96,000	96,000
Net cash used by operating activities	(897)	(9,566)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	897	9,566
Net cash provided by financing activities	897	9,566

Net change in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SINO AMERICAN OIL COMPANY

Notes to Financial Statements

September 30, 2020

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Sino American Oil Company (“the Company”) was incorporated as Raphael Industries Ltd. on October 31, 2005 under the laws of the State of Nevada. On November 11, 2010, the Company changed its name to Sino American Oil Company in anticipation of the Company’s new business direction, the exploration for oil and gas.

The company has re-domiciled its corporate status from Nevada to Wyoming in August 2018.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of its long-lived assets held and used at least annually or when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company determines whether impairment has occurred for the group of assets for which it can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, it measures any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2020.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods. We adopted this ASU on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on our financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. The new standard supersedes the present U.S. GAAP standard on leases and requires substantially all leases to be reported on the balance sheet as right-of-use assets and lease obligations. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. There has been no impact on our financial statements as a result of adopting this standard.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard. There has been no material impact on our financial statements as a result of adopting this standard.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no source of revenue, has suffered recurring losses since inception and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - LOAN PAYABLE

On April 18, 2017, the Company entered into a Convertible Loan Agreement with Kim Halvorson. The loan agreement was entered into pursuant to Ms. Halvorson’s agreement to fund the initial expenses of the Company. Per the terms of the agreement any funds loaned to the company or paid out on behalf of the Company will be convertible into shares of common stock at $0.0001 per share. The loans are due on demand and non-interest bearing. The Company accounted for the initial conversion feature as a beneficial conversion feature. A beneficial conversion feature arises when the conversion price of a convertible instrument is below the per share fair value of the underlying stock into which it is convertible, with the resulting expense not to exceed the loan amount.  The company accounting for an additional beneficial conversion feature expense of $897 and $9,566 for the years ended September 30, 2020 and 2019, respectively. The amount was immediately expensed to interest expense with a credit to additional paid in capital.  As of September 30, 2020, and 2019 the balance due to Ms. Halvorson is $17,414 and $16,517, respectively.

NOTE 5 - COMMON STOCK

On May 13, 2020, the Company sold 2,467,000 shares of common stock at $0.15 per share for total proceeds of $370,050. As of September 30, 2020, the funds have not been received and have been disclosed as a stock subscription receivable in the Statement of Stockholders’ Deficit.

NOTE 6 - PREFERRED STOCK

Effective June 3, 2019, the Company amended its article of incorporation and authorized 10,000,000 shares of Series A preferred stock, par value $0.001 and 10,000,000 shares of Series B preferred stock, par value $0.001. As of September 30, 2020, there are no designations for the terms of the preferred stock.

NOTE 7 - INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

Net deferred tax assets consist of the following components as of September 30:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$20,350	$23,300
Less: valuation allowance	(20,350)	(23,300)
Net provision for Federal income taxes	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the fiscal years ending, due to the following:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$425,700	$405,400
Less: valuation allowance	(425,700)	(405,400)
Net deferred tax asset	$-	$-

At September 30, 2020, the Company had net operating loss carry forwards of approximately $425,700 that may be offset against future taxable income from the year 2021 to 2027. No tax benefit has been reported in the September 30, 2020 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2015.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, Subsequent Events, from the balance sheet date through the date the financial statements were issued and has determined that no additional material subsequent events exist.

On December 10, 2020, the Company cancelled the 2,467,000 shares of common sold for cash as the cash was never received from the purchasing parties.

SINO AMERICAN OIL COMPANY

Balance Sheets

	December 31, 2020	September 30, 2020
ASSETS	(unaudited)	(audited)

Current Assets:
Cash	$-	$-
Total Assets	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued officer compensation	$384,000	$360,000
Loan payable - related party	494	-
Loan payable	47,774	17,414
Total Current Liabilities	432,268	377,414

Total Liabilities	432,268	377,414

Shareholders’ Deficit:
Series A preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Series B preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 550,000,000 shares authorized; 193,534,500 and 196,001,500 shares issued and outstanding; respectively	19,353	19,600
Stock subscription receivable	-	(370,050)
Additional paid-in capital	1,642,492	2,012,295
Accumulated deficit	(2,094,113)	(2,039,259)
Total Stockholders’ Deficit	(432,268)	(377,414)
Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

SINO AMERICAN OIL COMPANY

Statements of Operations

(unaudited)

	For the Three Months Ended, December 31,
	2020	2019

Operating Expenses:
Officer compensation	$24,000	$24,000
General and administrative	30,854	340
Total operating expenses	54,854	24,340

Loss from operations	(54,854)	(24,340)

Net Loss	$(54,854)	$(24,340)

Net loss per shares	$(0.00)	$(0.00)
Weighted average shares outstanding, basic and diluted	195,438,380	193,534,500

The accompanying notes are an integral part of these unaudited financial statements.

SINO AMERICAN OIL COMPANY

Statement of Changes in Shareholders’ Deficit

For the Three Months Ended December 31, 2019 and 2020

(unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total
Balance, September 30, 2019	193,534,500	$19,353	$1,632,029	$-	$(1,941,465)	$(280,517)
Net loss	-	-	-	-	(24,340)	(24,340)
Balance, December 31, 2019	193,534,500	19,353	1,641,595	-	(1,965,805)	(304,857)

Balance, September 30, 2020	196,001,500	19,600	2,012,295	(370,050)	(2,039,259)	(377,414)
Common stock sold for cash cancelled	(2,467,000)	(247)	(369,803)	370,050	-	-
Net loss	-	-	-	-	(54,854)	(54,854)
Balance, September 30, 2020	193,534,500	$19,353	$1,642,492	$-	$(2,094,113)	$(432,268)

The accompanying notes are an integral part of these unaudited financial statements.

SINO AMERICAN OIL COMPANY

Statement of Cash Flows

(unaudited)

	For the Three Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(54,854)	$(24,340)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Accrued officer compensation	24,000	24,000
Net cash used by operating activities	(30,854)	(340)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Accrued officer compensation	494	-
Proceeds from loans payable	30,360	340
Net cash provided by financing activities	30,854	340

Net change in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements.

SINO AMERICAN OIL COMPANY

Notes to Financial Statements

December 31, 2020

(unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Sino American Oil Company (“the Company”) was incorporated as Raphael Industries Ltd. on October 31, 2005 under the laws of the State of Nevada. On November 11, 2010, the Company changed its name to Sino American Oil Company in anticipation of the Company’s new business direction, the exploration for oil and gas.

The company has re-domiciled its corporate status from Nevada to Wyoming in August 2018.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of operations for the full year.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no source of revenue, has suffered recurring losses since inception and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - LOANS PAYABLE

On April 18, 2017, the Company entered into a Convertible Loan Agreement with Kim Halvorson. The loan agreement was entered into pursuant to Ms. Halvorson’s agreement to fund the initial expenses of the Company. Per the terms of the agreement any funds loaned to the company or paid out on behalf of the Company will be convertible into shares of common stock at $0.0001 per share. The loans are due on demand and non-interest bearing. The Company accounted for the initial conversion feature as a beneficial conversion feature. A beneficial conversion feature arises when the conversion price of a convertible instrument is below the per share fair value of the underlying stock into which it is convertible, with the resulting expense not to exceed the loan amount. The company accounted for an additional beneficial conversion feature expense of $897 and $9,566 for the years ended September 30, 2020 and 2019, respectively. The amount was immediately expensed to interest expense with a credit to additional paid in capital. As of December 31, 2020, and September 30, 2020 the balance due to Ms. Halvorson is $17,414 and $17,414, respectively.

During the three months ended December 31, 2020, Ms. Halvorson, loaned the Company an additional $30,360. The loan is unsecured, non-interest bearing and due on demand.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the three months ended December 31, 2020, Richard Tang, CEO, advanced the Company $494. The advance is non-interest bearing and due on demand.

NOTE 6 - COMMON STOCK

On May 13, 2020, the Company sold 2,467,000 shares of common stock at $0.15 per share for total proceeds of $370,050. As of September 30, 2020, the funds have not been received and have been disclosed as a stock subscription receivable in the Statement of Stockholders’ Deficit.

On December 10, 2020, the Company cancelled the 2,467,000 shares of common sold for cash as the cash was never received from the purchasing parties.

NOTE 7 - PREFERRED STOCK

Effective June 3, 2019, the Company amended its article of incorporation and authorized 10,000,000 shares of Series A preferred stock, par value $0.001 and 10,000,000 shares of Series B preferred stock, par value $0.001. As of December 31, 2020, there are no designations for the terms of the preferred stock.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, Subsequent Events, from the balance sheet date through the date the financial statements were available to be issued and has determined that no additional material subsequent events exist other than the following.

On January 31, 2021, the Company appointed Jeffrey Standen, as CEO and Sole Director to negotiate and oversee the exploration, development, acquisition and development of new oil and natural gas reserves as well as explore new sources of revenue opportunities.